EXHIBIT 10.1

REGULATION S SECURITIES PURCHASE AGREEMENT

This Regulation S Securities Purchase Agreement (“the Agreement”) is made as of November 5, 2007 by and between ZAP, a California corporation (the “Company”), the address of which is 501 Fourth Street, Santa Rosa California 95401, and Al Yousuf LLC, a United Arab Emirates limited liability company, the address of which is P.O. Box 25, Dubai, United Arab Emirates (the “Purchaser”). The Company and the Purchaser, intending to be bound and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, covenant and agree as follows:

ARTICLE I

PURCHASE, SALE AND TERMS OF SHARES

1.1.
Purchase and Sale.  At the Closing (as defined in Section 1.2), the Company agrees to sell to the Purchaser in an offshore transaction negotiated outside the U.S. and to be consummated and closed outside the U.S. and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase, subject to the conditions hereinafter set forth, 5,813,954 shares of the Company’s common stock (the “Shares”) and warrants for the Purchaser to purchase an additional 1,744,186 shares of the Company’s common stock in accordance with the terms and conditions of a warrant, the form of which is attached hereto as Exhibit A (the “Warrant”, the shares underlying the Warrant, the “Warrant Shares”, and collectively with the Shares, the “Securities”), which Warrant shall be executed and delivered by an authorized officer of the Company on the date hereof. The purchase price shall be Five Million Dollars ($5,000,000 USD) (“Purchase Price”). Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance to the Purchaser of the Securities (the “Issuance”). This is a binding, irrevocable commitment to purchase the Securities in an exempt transaction subject to Regulation S.

1.2.
Closing. The closing of the Issuance to the Purchaser (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the offices of the Purchaser. At the Closing, the Company shall deliver to the Purchaser the Agreement duly executed by the Company, against receipt by the Company of a check or wire transfer in an aggregate amount equal to the Purchase Price and the Agreement duly executed by the Purchaser. The wire transfer shall be sent pursuant to the following instructions:

Richardson & Patel LLP
Client Trust Account
Bank Name:	Comerica Bank of California
Westwood Office
10900 Wilshire Boulevard
Los Angeles, California 90024
Telephone:	800-888-3595
ABA Number:	121137522
ACCT. Number:	1891937581

Beneficiary:	Richardson & Patel LLP
Client Trust Account
Re:	Client Name: ZAP

1.3.	Representations by the Purchaser. The Purchaser makes the following representations and warranties to the Company:

A.
Access to Information The Purchaser, in making the decision to purchase the Securities, has relied upon the representations and warranties contained in this Agreement as well as independent investigations made by it and/or its representatives, if any.  The Purchaser and/or its representatives during the course of this transaction, and prior to the purchase of the Securities, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the business of the Company and to receive any additional information, documents, records and books relative to the business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.  The Purchaser has carefully reviewed all filings of the Company with the United States Securities and Exchange Commission.

B.
Sophistication and Knowledge. The Purchaser and/or its representatives has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Securities.  The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Securities, and the Purchaser has relied on the advice of, or has consulted with, only the Purchaser's own advisor(s). The Purchaser represents that it has not been organized for the purpose of acquiring the Securities.

C.
Lack of Liquidity.  The Purchaser acknowledges that the purchase of the Securities involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Securities, including the total loss of its investment.  The Purchaser acknowledges and understands that the Securities may not be sold to a U.S. Person (as hereinafter defined) or into the United States for a period of one (1) year from the date of purchase and that the Purchaser has no present need for liquidity in connection with its purchase of the Securities.  The Purchaser shall comply in all respects with US federal and state securities laws, particularly with respect to any resale of the Securities in any transaction subject to United States jurisdiction.

D.
No Public Solicitation.  The Purchaser is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.  Neither the Company nor the Purchaser has engaged in any ‘Directed Selling Efforts in the U.S.’ as defined in

Regulation S promulgated by the Securities and Exchange Commission (“SEC”) pursuant to The Securities Act of 1933 (the “Securities Act”).

E.
Authority.  The Purchaser has full right and power to enter into and perform pursuant to this Agreement and make an investment in the Company, and this Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms. The Purchaser is authorized and otherwise duly qualified to purchase and hold the Securities and to enter into this Agreement.  This Agreement, and the transactions contemplated hereby, has been duly approved by the governing body of the Purchaser.  No other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Purchaser.

F.
Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser or its respective agents.

G.
Requirements for Transfer.  After the Securities have been fully paid for, the Company shall not be required to transfer the Securities unless (i) the transferee certifies that he, she or it is not a U.S. Person, as defined in Regulation S, if such transfer is requested prior to one year from the date the Securities were fully paid for, (ii) such transfer complies in all respects with all applicable US federal and state securities laws and (iii) the Purchaser has paid the Company the Purchase Price.  The Purchaser shall provide an opinion of counsel if requested.

H.
Compliance with Local Laws. Any resale of the Securities during the ‘distribution compliance period’ as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Securities in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  The Purchaser will not offer to sell or sell the Securities in any jurisdiction unless the Purchaser obtains all required consents, if any, and has complied with all applicable laws.

I.
Regulation S Exemption.  The Purchaser understands that the Securities are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities.  In this regard, the Purchaser represents, warrants and agrees that:

a.	The Purchaser is not a U.S. Person (as defined in Regulation S) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company.

b.	At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

c.
The Purchaser will not, during the period commencing on the date of issuance of the Shares and/or the Warrant Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares and/or the Warrant Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

d.
The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares and/or the Warrant Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable federal, state and foreign securities laws.

e.
Neither the Purchaser nor any person acting on its behalf has engaged in, and prior to the expiration of the Restricted Period will engage in, any short selling of or any hedging transaction with respect to the Securities, including without limitation, any put, call or other option transaction, option writing or equity swap.

f.
Neither the Purchaser nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Securities and the Purchaser and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

g.
The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

h.
Neither the Purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Securities.  The Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any federal, state and local applicable securities laws.

i.
Each certificate representing the Shares and/or the Warrant Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

(A)  “THE SHARES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(B)  “THE SHARES REPRESENTED HEREBY HAVE BEEN ISSUED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(C)  “TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SUCURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

j.
The Purchaser consents to, and the Company shall, make a notation on its records and give instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Securities set forth in this Article 1.3.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows, which representations and warranties shall be true and correct in all material respects on the effective date hereof:

2.1
Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of California and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

2.2
Authorization. The Company has full legal right, power and capacity to enter into this Agreement and perform its obligations hereunder and thereunder.  Upon execution and delivery of this Agreement by the parties hereto and thereto, this Agreement shall constitute the valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor rights generally and by general equitable principles. This Agreement, and the transactions contemplated hereby, has been duly approved by the Board of Directors of the Company.  No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company.  Neither the Company nor any of its subsidiaries is in violation of any of the provisions of their respective certificate of incorporation, bylaws or equivalent organizational documents in any material respect.

2.3
Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. The Securities, upon issuance, are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act of 1933, as amended (the “Act”) and any applicable state securities laws; have been, or will be, duly and validly authorized and on the date of issuance, validly issued, fully paid and nonassessable; and will not subject the holders thereof to personal liability by reason of being such holders. As of September 30, 2007, the authorized capital of the Company consisted of (i) 200,000,000 shares of common stock, no par value, of which 49,470,529 shares were issued and outstanding and 64,375,263 shares were reserved for issuance pursuant to the exercise of outstanding options to purchase common stock, warrant or convertible notes and (ii) 50,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding.  Except with respect to the Securities or as set forth above or disclosed in the Company SEC Reports, there are no outstanding options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments (contingent or otherwise) (including any right of conversion or exchange under any outstanding security, instrument or other agreement) obligating the Company or any of its direct or indirect subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares or obligating them to grant, extend or enter into any such agreement or commitment.  Except as disclosed in the Company SEC Reports, there are no outstanding contractual obligations of the Company or any of its direct or indirect subsidiaries to repurchase, redeem or otherwise acquire any shares or make any investment (in the form of a loan, capital contribution or otherwise) in any other person other than a subsidiary of the Company.

2.4
Listing. The Company’s common stock is quoted on the OTC Bulletin Board under the symbol “ZAAP”. The Company has not received any oral or written notice that its common stock is not eligible nor will become ineligible for quotation on the OTC Bulletin Board nor that its common does not meet all requirements for the continuation of such quotation and the Company satisfies and as of the Closing, the Company will satisfy all the requirements for the continued quotation of its common stock on the OTC Bulletin Board.

2.5
No Public Solicitation.  Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising in connection with the Securities, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or seminar or meeting.

2.6
Non-contravention.   The execution, delivery and performance of this Agreement by the Company: (i) does not violate or conflict with any provisions of the certificate of incorporation or bylaws of the Company or any of its subsidiaries, (ii) does not conflict with or constitute a violation of any applicable law, order, injunction, regulation or ruling of any governmental authority applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties or assets are bound, and (iii) does not, either alone or with the giving of notice or the passage of time, or both, violate, conflict with, or accelerate the performance required by, any agreement, note, license, franchise, permit or other instrument to which the Company or any of its subsidiaries is a party and will not result in the creation or imposition of (or the obligation to create or impose) any lien on any of the Company's or any of its subsidiaries' assets.

2.7	SEC Reports; Financial Statements.

A.
During the period from January 1, 2005 through the date hereof, the Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act and the Exchange Act (collectively, the “Company SEC Reports”), all of which complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

B.
Except as noted in any subsequent Company SEC Report filed with the SEC prior to the date hereof, each of the consolidated financial statements included in the Company SEC Reports, together with the related notes and schedules (collectively, the “Company Financial Statements”), has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis, and fairly presents the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the results of their operations and cash flow for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments (none of which the Company reasonably believes are or will be material in amount) and the omission of footnotes.

C.
The Company SEC Reports filed with the SEC prior to the date hereof do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading.

2.8
Absence of Undisclosed Liabilities.  Neither the Company nor any of its subsidiaries had, at September 30, 2007 or has, as of the date hereof, any liabilities or obligations, except for (a) liabilities reflected in Company SEC Reports filed prior to the date hereof, (b) current liabilities which were incurred after September 30, 2007 in the ordinary course of business and consistent with past practice, (c) liabilities which are of a nature not required to be reflected in the Company Financial Statements in accordance with GAAP consistently applied and which were incurred in the ordinary course of business and (d) other liabilities in an aggregate amount not exceeding Five Hundred Thousand Dollars ($500,000 USD).

2.9
Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports, during the period from September 30, 2007 to the date hereof, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect.

2.10
Insurance.  The Company and each of its subsidiaries has in effect insurance coverage, including directors and officers' liability insurance, with reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies comparable in size and operations to the Company and its subsidiaries.  Neither the Company nor any of its subsidiaries has received any notice of cancellation of any insurance policy or binder currently in effect.

ARTICLE III
COVENANTS AND CONDITIONS OF THE COMPANY

             The Company shall comply with the following covenants:

3.1
Operations.  From and after the date hereof through the date that is two years from the date hereof, the Company will comply with the reporting requirements of the Securities Exchange Act of 1934, as amended.

3.2
Share Registry; Removal of Legend.  Subject to the terms and conditions set forth in this Agreement, the Purchaser may resell the Shares at any time.  The Company shall record the ownership of such Shares in book entry form or otherwise as permitted by the Company’s transfer agent, and shall remove the restrictive Regulation S legend after the Distribution Compliance Period or as permitted under applicable federal and state securities laws and regulations.

ARTICLE IV
CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

4.1
Closing Date.  The obligation of the Company hereunder to issue and sell the Securities to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

A.	The Purchaser shall have executed the Agreement and delivered the same to the Company.

B.
The Purchaser shall have delivered to the Company the Purchase Price for the Securities at the Closing by check or by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

C.
The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

ARTICLE V
CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

5.1
Closing Date.  The obligation of the Purchaser hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

A.
The Company shall have executed and delivered to the Investor (A) the Agreement, (B) stock certificates representing the Shares at the Closing pursuant to this Agreement, and (C) the Warrant at the Closing pursuant to this Agreement.

B.
The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the

Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

C.	The board of directors of the Company shall have resolved to appoint one new director to be nominated by the Purchaser upon the Closing.

ARTICLE VI
MISCELLANEOUS

6.1
No Waiver; Cumulative Remedies.  No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.2
Amendments, Waivers and Consents.  Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company shall obtain consent thereto in writing from the Purchaser.  Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.3
Addresses for Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and delivered to each applicable party via any reputable international courier service at the address first above written in respect of the Company and at Mezzanine Floor, Yamaha Showroom, Sheikh Zayed Road, Dubai United Arab Emirates in respect of the Purchaser or at such other address as to which either party may inform the other party in writing in compliance with the terms of this Article.  All such notices, requests, demands and other communications shall be considered to be effective on the scheduled delivery date.

6.4	Costs, Expenses and Taxes. All parties to bear their own costs, expenses and taxes in connection with the transactions contemplated hereby.

6.5
Effectiveness; Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and their respective successors and assigns.  The Purchaser may assign all or any part of its rights and obligations hereunder to any person who acquires or sells any Shares owned by the Purchaser subject to the conditions of this Agreement.  The Company hereby consents to any such assignment provided the sale complies with the terms of this Agreement.

6.6	Prior Agreements. This Agreement constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

6.7
Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and the terms of the Securities shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

6.8	Governing Law; Venue.

A.
This Agreement shall be enforced, governed and construed in accordance with the laws the State of California or federal securities law where applicable without giving effect to choice of laws principles or conflict of laws provisions. The Purchaser and the Company (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the federal courts located in Los Angeles, California, U.S.A., (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the federal courts located in Los Angeles, California, U.S.A. in any such suit, action or proceeding, and the Purchaser and the Company further agree to accept and acknowledge service or any and all process that may be served in any such suit, action or proceeding in the federal courts located in Los Angeles, California, U.S.A. in person or by certified mail addressed as first above written.

B.
The Purchaser and the Company hereby waive, and agree not to assert against each other, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that the Purchaser is not personally subject to the jurisdiction of the above-named court, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such court.

3.2.	Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

3.3.	Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Securities, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of one year.

3.4.
Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

3.5.
Further Assurances.  From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Agreement and the Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Regulation S Securities Purchase Agreement to be executed as of the date first above written.

COMPANY: ZAP By: _________________________ Name: Steven M. Schneider Title: Chief Executive Officer	PURCHASER: AL YOUSUF LLC By: _______________________ Name: Title:

Exhibit A